                                                                                                          Exhibit C

                                  Tropical Sportswear Int'l Corporation
                                      Code of Conduct/Code of Ethics

Purpose:

The Company's  Principal  Executive  Officer and Senior  Financial  Officers hold an important and elevated role in
its  corporate  governance.   These  Officers,  as  well  as  all  other  employees,   are  vested  with  both  the
responsibility  and  authority  to  protect,   balance,  and  preserve  the  interests  of  all  of  the  Company's stakeholders,  including  shareholders,  clients,  employees,  suppliers,  and citizens of the communities in which business is  conducted.  This  responsibility  is  accomplished  by  prescribing  and  enforcing  the  policies and procedures employed in the operation of the Company's financial organization, and by demonstrating the following:

1.   Honest and Ethical Conduct

The Principal  Executive  Officer,  Senior Financial  Officers and all other employees will exhibit and promote the highest  standards  of honest and  ethical  conduct  through  the  establishment  and  operation  of  policies  and procedures that:

|X|  Encourage  and  reward  professional  integrity in all aspects of the financial  organization,  by eliminating inhibitions and barriers to responsible behavior,  such as coercion,  fear of reprisal, or alienation from the financial organization or the enterprise itself.

|X|  Prohibit and  eliminate  the  appearance  or  occurrence of conflicts  between what is in the best interest of the  enterprise  and what could result in material  personal gain for a member of the financial  organization, including Senior Financial Officers.

|X|  Provide  a  mechanism  for  members of the finance  organization to inform senior  management of deviations in practice from policies and procedures governing honest and ethical behavior.

|X|  Demonstrate  their  personal   support  for  such  policies  and  procedures  through  periodic  communication reinforcing these ethical standards throughout the finance organization.

2.   Financial Records and Periodic Reports

Senior  Financial  Officers and all financial  employees will establish and manage the enterprise  transaction  and reporting systems and procedures to ensure that:

|X|  Business  transactions  are properly  authorized and  completely and accurately  recorded  on   the  Company's
     books and records in accordance with Generally Accepted  Accounting  Principles (GAAP) and established company financial policy.

|X|  The  retention  or  proper  disposal of Company records shall be in  accordance  with  established  enterprise financial policies and applicable legal and regulatory requirements.

|X|  Periodic  financial  communications and  reports  will  be delivered  in a manner that facilitates the highest degree of clarity of content and  meaning so that  readers and users will  quickly  and  accurately  determine their significance and consequence.

3.   Compliance with Applicable Laws, Rules and Regulations

Senior Financial Officers will establish and maintain mechanisms to:

|X|  Educate  members of the finance  organization  about  any federal,  state  or  local  statute,  regulation or administrative procedure that affects the operation of the finance organization and the enterprise generally.

|X|  Monitor  the compliance of  the finance  organization  with any applicable  federal,  state or local statute, regulation or administrative rule.

|X|  Identify,  report  and  correct  in  a swift and certain  manner,  any  detected  deviations from  applicable federal, state or local statute or regulation.

                                  CERTIFICATION - Code of Conduct/Code of Ethics

I certify that I have read and understand the Company's Statement of Policy regarding the Code of Conduct/Code of
Ethics.  I will comply with the Code of Conduct/Code of Ethics policy for as long as I am subject to the policy.

Signature:  ______________________________________________

Date:  __________________________________________________

Print name:  _____________________________________________